UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010 (June 30, 2010)

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)
Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

    On June 30, 2010, Capitol Bancorp Ltd. (“Capitol”) issued 95,000 shares of its Series A Noncumulative Perpetual Preferred Stock (the “Series A Preferred”) to one of its intermediate bank development affiliates.  The issuance price was $100.00 per share, for an aggregate issuance price of $9,500,000.  The shares of the Series A Preferred were sold in a private placement transaction, exempt from registration under the federal securities laws pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D of the Securities Act.  There was no general solicitation or advertising.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2010, Capitol filed an Amended and Restated Certificate of Designations for the Series A Preferred with the Department of Labor and Economic Growth of the State of Michigan. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

3.1	Amended and Restated Certificate of Designations of Series A Noncumulative Perpetual Preferred Stock, as filed with the Department of Labor and Economic Growth of Michigan on June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                CAPITOL BANCORP LTD.

Dated: July 7, 2010                                                                           /s/Cristin K. Reid
                       By: Cristin K. Reid
                                   Its:  Corporate President

EXHIBIT INDEX

Exhibit
                Number                     Description

3.1	Amended and Restated Certificate of Designations of Series A Noncumulative Perpetual Preferred Stock, as filed with the Department of Labor and Economic Growth of Michigan on June 30, 2010.